UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2005

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2005, we amended our Executive Nonqualified Excess Plan (the “Plan”), a nonqualified deferred compensation plan. The amendment is effective as of January 1, 2005, and permits a participant to terminate participation in the Plan or cancel a deferral election on or before December 31, 2005, as permitted by the IRS.

We amended the Plan by inserting the following as an exhibit to the Adoption Agreement dated March 1, 2002 between our subsidiary, Midland Credit Management, Inc., and our Plan provider:

“Notwithstanding any provision of the Plan to the contrary, at any time during the calendar year 2005, a Participant may terminate a Salary Deferral Agreement, or modify a Salary Deferral Agreement to reduce the amount of Compensation subject to the deferral election, so long as the Compensation subject to the terminated or modified Salary Deferral Agreement is includible in the income of the Participant in calendar year 2005 or, if later, in the taxable year in which the amounts are earned and vested.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: January 6, 2006	/s/ Paul Grinberg
Paul Grinberg Executive Vice President, Chief Financial Officer and Treasurer

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